UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2022

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-2058888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, the Board of Directors of Twist Bioscience Corporation (the “Company”) appointed Patrick Finn as President and Chief Operating Officer of the Company, effective immediately.

Prior to his appointment, Mr. Finn, 51, was serving as the Company’s Chief Commercial Officer, a position he has held since 2019, and he has served in various capacities at the Company since joining in February 2015.

There is no arrangement pursuant to which Mr. Finn was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family, that would require disclosure by the Company under Item 404(a) of SEC Regulation S-K.

Under the terms of an amended and restated employment agreement dated October 25, 2022, Mr. Finn will receive an annual base salary of $470,000, and he will be eligible for an annual incentive bonus opportunity target equal to 60% of his base salary. In addition, Mr. Finn will receive (i) a one-time cash bonus of $100,000, and (ii) a gross housing allowance of $10,000 per month. Subject to the approval of the Compensation Committee of the Board of Directors of the Company, Mr. Finn is expected to receive an award of time-based and performance-based restricted stock units, with the aggregate number of such awards determined by dividing $4,400,000 by the average closing price of a share of Company common stock, calculated using the 20 trading days preceding the grant date.

The Company will file a copy of Mr. Finn’s employment agreement as an exhibit to its next Form 10-Q for the quarter ending December 31, 2022.

Item 7.01	Regulation FD.

On October 26, 2022, the Company issued a press release announcing Mr. Finn’s appointment as President and Chief Operating Officer of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01 and in the press release attached as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 26, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	Twist Bioscience Corporation

/s/ William E. Solis
William E. Solis
Associate General Counsel, Corporate and Assistant Secretary